Exhibit 1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Brian J. Stark, an individual, hereby irrevocably constitute, designate and appoint each of Colin M. Lancaster, Daniel J. McNally and Todd M. W. Turall, individuals (each an "attorney-in-fact"), as his true and lawful agents, with full power of substitution and revocation, severally and not jointly, to represent and with full power to act for and in the name, place and stead of Brian J. Stark from the date hereof until revoked, to execute, acknowledge, verify, deliver and file any and all documents required to be filed by Brian J. Stark with the Securities and Exchange Commission under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Act"), including, but not limited to Schedule 13G, Schedule 13D, Form 3, Form 4 and Form 5 and any successor schedules or forms required under the Act; and perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) such attorney-in-fact assumes (i) no liability for the undersigned's responsibility to comply with the requirements of the Act and (ii) no liability of the undersigned for any failure to comply with such requirements; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Act, including, without limitation, the reporting requirements under the Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect with respect to each such attorney-in-fact until the earlier of (i) the time at which this Power of Attorney is revoked by the undersigned in a signed writing delivered to such attorney-in-fact or (ii) the date on which such attorney-in-fact ceases for any reason to be an employee of Stark & Roth, Inc. or another entity affiliated or associated with Stark Investments or any other entity in which the undersigned has an ownership interest.

IN WITNESS WHEREOF, Brian J. Stark has executed this Power of Attorney on this 12th day of July, 2005.

/s/ Brian J. Stark

Brian J. Stark

STATE OF WISCONSIN )
) SS.
COUNTY OF MILWAUKEE )

On this 12th day of July, 2005 before me, the undersigned, personally appeared Brian J. Stark, known personally to me, and having executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jenifer C. Bersch

Jenifer C. Bersch, Notary Public, State of Wisconsin

My Commission expires November 23, 2008